UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 26, 2009 (June 23, 2009)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 200, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On June 23, 2009, Brookdale Senior Living Inc. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with W.E. Sheriff, the Company’s Chief Executive Officer.  The Employment Agreement amended and restated in its entirety the employment agreement originally entered into between the Company and Mr. Sheriff dated as of May 12, 2006 (as amended, the “Original Agreement”). The following summary of certain provisions of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Pursuant to the Employment Agreement, Mr. Sheriff will continue to be employed as Chief Executive Officer of the Company during the five year term of the agreement.  However, at any time during the term, Mr. Sheriff may elect to resign as Chief Executive Officer and serve the Company as a consultant for the balance of the term by providing the Company with at least six months’ prior notice.  During the period that Mr. Sheriff serves as Chief Executive Officer, he will continue to receive an annual base salary of $600,000 per year. He will receive a consulting fee of $300,000 per year during the period that he serves as a consultant.

Mr. Sheriff will continue to have an annual cash bonus opportunity of $600,000 per year during the period that he serves as Chief Executive Officer in accordance with the terms of the Company’s incentive compensation plan for senior executive officers.  The annual bonus opportunity will cease on the first day that he ceases to serve as Chief Executive Officer.  However, if Mr. Sheriff resigns as Chief Executive Officer and becomes a consultant, he will be eligible to receive a pro rata portion of the annual bonus (to the extent earned) for the portion of the year during which he served as Chief Executive Officer or, if his resignation as Chief Executive Officer becomes effective on or after October 1 of such year, he will be eligible to receive the entire annual bonus for such year (to the extent earned).

While he continues to serve as Chief Executive Officer, Mr. Sheriff will generally be eligible to participate in all benefit plans made available to the Company’s senior executives.  During the period that he serves as a consultant, he will be eligible to participate in any benefit plans made available to the Company’s similarly-situated former executives.

The Employment Agreement provides that, in the event Mr. Sheriff’s employment or consultancy is terminated for “cause” (as defined therein), he will receive the following: (i) accrued base compensation through the date of termination; (ii) any annual bonus earned but unpaid as of the date of termination for any previously completed calendar year; (iii) reimbursement for any properly incurred business expenses; and (iv) benefits, if any, to which he may be entitled under the Company’s benefits plans (collectively, the “Accrued Rights”).  Mr. Sheriff will also be eligible to receive the Accrued Rights in the event his employment or consultancy is terminated due to death or disability.

In the event Mr. Sheriff’s employment or consultancy is terminated by the Company without cause, or by Mr. Sheriff for “good reason” (as defined therein), he will receive the Accrued Rights and, upon signing a release of claims in a form adopted by the Company and continuing to comply with all applicable restrictive covenants, the following severance payments and benefits:  (i) continuation of his then-current base compensation for the lesser of 24 months from the date of termination or the scheduled expiration of the term, (ii) to the extent that he served as Chief Executive Officer during any portion of the year of termination, payment of a pro rata portion of his annual bonus (to the extent earned) for the portion of the year during which he served as Chief Executive Officer or, if his termination occurs on or after October 1 of such year, payment of the entire annual bonus for such year (to the extent earned), and (iii) if he is eligible for and elects continuation of health care coverage under COBRA, the Company will pay the employer portion of his COBRA premium payments for the length of the COBRA coverage period.

In the event Mr. Sheriff voluntarily resigns his employment or consultancy without good reason, he will receive the Accrued Rights and, to the extent that he served as Chief Executive Officer during any portion of the year of termination, payment of a pro rata portion of his annual bonus (to the extent earned) for the portion of the year during which he served as Chief Executive Officer or, if his termination occurs on or after October 1 of such year, payment of the entire annual bonus for such year (to the extent earned).

Under the terms of the Employment Agreement, all post-termination payments and benefits provided to Mr. Sheriff are to be structured to comply with Section 409A of the Internal Revenue Code (the “Code”).  The terms of Mr. Sheriff’s existing restricted stock agreements will govern the treatment of any outstanding restricted stock awards upon his termination of employment or consultancy.  However, Mr. Sheriff’s service as a consultant to the Company shall be deemed to be continued employment for purposes of such outstanding restricted stock awards.

The Employment Agreement contains customary non-competition, non-solicitation, non-disparagement and confidentiality covenants.  The non-competition and non-solicitation restrictions will continue in effect during Mr. Sheriff’s employment and consultancy and for two years following the later of his termination as an employee or consultant.  The non-disparagement and confidentiality obligations shall apply during his employment and consultancy and at all times thereafter.

In connection with entering into the Employment Agreement, Mr. Sheriff was granted 500,000 restricted stock units (“RSUs”) under the terms of the Company’s Omnibus Stock Incentive Plan, as amended and restated (the “Stock Incentive Plan”).  The RSUs were granted pursuant to the terms of a Restricted Stock Unit Agreement, dated as of June 23, 2009, between the Company and Mr. Sheriff (the “RSU Agreement”).  The following summary of certain provisions of the RSU Agreement is qualified in its entirety by reference to the RSU Agreement filed as Exhibit 10.2 hereto and incorporated herein by reference.

Upon vesting, each RSU represents the right to receive one share of the Company’s common stock.  Subject to Mr. Sheriff’s continued employment or service as a consultant, the RSUs will vest in five equal annual installments beginning on December 15, 2009.  The RSUs will be payable within 45 days of each such vesting date.  All unpaid RSUs which have not previously been forfeited will be paid within 45 days following the earliest of (i) a “change in control” (as defined in the Stock Incentive Plan), but only if such change in control constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A of the Code; (ii) Mr. Sheriff’s death; or (iii) Mr. Sheriff’s “disability” (as defined in the Stock Incentive Plan).

If Mr. Sheriff’s employment as Chief Executive Officer is terminated by the Company without cause or by Mr. Sheriff for good reason prior to December 31, 2010, all outstanding RSUs will vest and be paid in accordance with the schedule noted above.  If Mr. Sheriff resigns as Chief Executive Officer prior to December 31, 2010, but continues serving as a consultant, the RSUs which are scheduled to vest on December 15, 2012 and December 15, 2013 will be forfeited and the remaining RSUs will be paid in accordance with the scheduled noted above, provided that he continues to serve as a consultant or his consultancy is terminated without cause or for good reason.

All outstanding RSUs will be paid within 45 days following (i) the termination of Mr. Sheriff’s employment by the Company without cause or by Mr. Sheriff for good reason on or after December 31, 2010 or (ii) the voluntary termination of Mr. Sheriff’s employment as Chief Executive Officer (whether or not he becomes a consultant) for any reason on or after December 31, 2010.

All unpaid RSUs will be forfeited upon (i) the termination of Mr. Sheriff’s employment or consultancy for cause; (ii) the voluntary termination (without good reason) of his employment (without becoming a consultant) prior to December 31, 2010; or (iii) the voluntary termination (without good reason) of his consultancy.

Mr. Sheriff (or his beneficiaries, if applicable) will be required to execute a release to receive payment of any RSUs which are payable as a result of termination of his employment or consultancy.  To the extent required under Section 409A of the Code, the payments upon a termination of employment will be delayed for six months following the date of Mr. Sheriff’s termination.

Section 9 — Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement, dated as of June 23, 2009, by and between Brookdale Senior Living Inc. and W.E. Sheriff

10.2	Restricted Stock Unit Agreement, dated as of June 23, 2009, by and between Brookdale Senior Living Inc. and W.E. Sheriff

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	June 26, 2009	By:	/s/ T. Andrew Smith
		Name:	T. Andrew Smith
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Employment Agreement, dated as of June 23, 2009, by and between Brookdale Senior Living Inc. and W.E. Sheriff.

10.2	Restricted Stock Unit Agreement, dated as of June 23, 2009, by and between Brookdale Senior Living Inc. and W.E. Sheriff.